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                                                                      Exhibit 11


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post Effective Amendment No. 5 to the Registration Statement No. 33-65263 of New England Variable Life Separate Account (the "Separate Account") of New England Life Insurance Company (the "Company") of our reports dated February 10, 1999 and February 16, 1999 appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Boston, Massachusetts
April 26, 1999